UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On June 25, 2010, we entered into an underwriting agreement, or the Underwriting Agreement, with Thomas Weisel Partners LLC, or the Underwriter, relating to an underwritten public offering, or the Offering, of 5,000,000 shares of our common stock, par value $0.001 per share. The offering price to the public is $3.00 per share, and the Underwriter has agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $2.82 per share. After underwriting discounts and commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $13.8 million. The Offering is expected to be completed on June 30, 2010, subject to customary closing conditions.

We intend to use the net proceeds from the Offering to fund research and development activities, including clinical trials, to fund working capital and for general corporate purposes.

The foregoing description of the Offering is only a summary and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

The Offering is being made pursuant to our effective shelf registration statement on Form S-3 (File No. 333-149087) previously filed with the Securities and Exchange Commission, or the SEC. We have filed a prospectus supplement dated June 25, 2010 relating to the Offering with the SEC.

Statements made in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to our expectations regarding the completion and timing of the Offering and the intended use of the proceeds from the Offering. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the Offering. There can be no assurance that we will be able to complete the Offering on the anticipated terms, or at all. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs. These and other risk factors are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent SEC filings. We disclaim any intention or duty to update any forward-looking statement made in this Current Report on Form 8-K.

Item 8.01	Other Events

On June 25, 2010, we issued a press release announcing the Offering, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated as of June 25, 2010 by and between Corcept Therapeutics Incorporated and Thomas Weisel Partners LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

99.1	Press Release of Corcept Therapeutics Incorporated dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: June 25, 2010	By:	/S/ CAROLINE M. LOEWY
Caroline M. Loewy
Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated as of June 25, 2010 by and between Corcept Therapeutics Incorporated and Thomas Weisel Partners LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

99.1	Press Release of Corcept Therapeutics Incorporated dated June 25, 2010.